REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4430020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11480 Commerce Park Drive, Suite 600

Reston, Virginia  20191-1406

(703) 453-8300

(Address, including zip code, and telephone number of Registrant’s principal executive offices)

Michael Q. Keegan, Esq.

Executive Vice President, General Counsel and Secretary

TNS, Inc.

11480 Commerce Park Drive, Suite 600

Reston, Virginia 20191-1406

(703) 453-8300

(Name, address, including zip code, and telephone number of agent for service)

The Commission is requested to send copies of all communications to:

Jeffrey E. Jordan, Esq. Arent Fox PLLC 1050 Connecticut Ave., NW Washington DC 20036 (202) 857-6000	Barbara L. Becker, Esq. Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166 (212) 351-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-127851

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate	Registration
Securities to be Registered	Registered	Price Per Unit(1)	Offering Price	Fee
Common Stock, $0.001 par value	630,255	$23.69	$14,930,741	$1,757.35

(1)             Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of TNS, Inc. on September 14, 2005, as reported by the New York Stock Exchange.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITES ACT OF 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-127851) filed with the Securities and Exchange Commission on August 25, 2005, as amended on September 2, 2005, which was declared effective by the Commission on September 15, 2005, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-127851 are incorporated herein by reference into, and shall be deemed a part of, this Registration Statement, except the following which are filed herewith.

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Arent Fox PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Arent Fox PLLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on September 15, 2005.

TNS, INC.

BY:	/s/ MICHAEL Q. KEEGAN
Michael Q. Keegan
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 2005:

Signature	Title

/s/ JOHN B. BENTON*	Director
John B. Benton

/s/ PHILIP A. CANFIELD*	Director
Philip A. Canfield

/s/ STEPHEN X. GRAHAM*	Director
Stephen X. Graham

/s/ GEORGE G. MOORE*	Director
George G. Moore

/s/ BRUCE V. RAUNER*	Director
Bruce V. Rauner

/s/ JOHN V. SPONYOE*	Director
John V. Sponyoe

/s/ JOHN J. MCDONNELL, JR.*	Chief Executive Officer and Chairman of the Board and Director
John J. McDonnell, Jr.

/s/ BRIAN J. BATES*	President, Chief Operating Officer and Director
Brian J. Bates

/s/ JOHN J. MCDONNELL III*	Executive Vice President, Chief Strategy Officer and Director
John J. McDonnell III

/s/ HENRY H. GRAHAM, JR.*	Chief Financial Officer (Principal Financial Officer)
Henry H. Graham, Jr.

/s/ EDWARD O’BRIEN*	Controller (Principal Accounting Officer)
Edward O’Brien

*By: /s/ MICHAEL Q. KEEGAN
Michael Q. Keegan pursuant to power of attorney previously filed

EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

EXHIBIT NO.	EXHIBIT

5.1	Opinion of Arent Fox PLLC

23.1	Consent of Ernst & Young LLP

23.2	Consent of Arent Fox PLLC (included in Exhibit 5.1)